Exhibit 99.01

Press Release
www.shire.com

Shire files lawsuit against Watson Pharmaceuticals, Inc. for infringement of ADDERALL XR® patents and for breach of contract.

Dublin, Ireland and Philadelphia, US – April 6, 2011 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, announces that its subsidiary Shire LLC has filed a lawsuit in the U.S. District Court for the Southern District of New York against Watson Pharmaceuticals, Inc. and its subsidiaries Watson Laboratories, Inc.-Florida, Watson Pharma, Inc., Andrx Corporation, and Andrx Pharmaceuticals, L.L.C. for infringement of Shire’s U.S. Reissue Patent No. RE 41,148, U.S. Reissue Patent No. RE 42,096 and U.S. Patent No. 6,913,768 and also for breach of contract.

The lawsuit results from an Abbreviated New Drug Application (ANDA) recently filed by Watson for generic versions of 5 mg, 10 mg, 15 mg, 20 mg, 25 mg and 30 mg ADDERALL XR, pursuant to which Watson provided notice that it would seek to market its generic products before the expiration of Shire’s patents.  The lawsuit alleges that all of Watson’s generic strengths infringe the patents-in-suit.  Pursuant to Hatch-Waxman legislation, there will be up to a 30-month stay with respect to Watson’s proposed generic products.  The lawsuit also alleges that Watson has violated existing settlement and license agreements between Shire and Watson, signed in November 2007, arising from an ANDA that Watson filed in 2006, which also sought approval to market generic versions of ADDERALL XR.

Shire submitted a Citizen Petition (CP) to the FDA in October 2005 requesting that the FDA impose stricter bioequivalence standards before approving any ANDA for ADDERALL XR. The FDA responded that the CP raised “complex issues” and has not resolved the matter. The FDA has not approved any ANDA for ADDERALL XR.

For further information please contact:

Investor Relations	Eric Rojas (erojas@shire.com)	+1 781 482 0999
Media	Jessica Mann (jmann@shire.com)	+44 1256 894 280
	Matthew Cabrey (mcabrey@shire.com)	+1 484 595 8248

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, the Company’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of the Company’s Specialty Pharmaceutical and Human Genetic Therapies products, as well as the ability to secure and integrate new products for commercialization and/or development; government regulation of the Company’s products; the Company’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on the Company’s products; the Company’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; the Company’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX